Exhibit 99.1

FOR IMMEDIATE RELEASE

HC2 Broadcasting Completes $79 Million Financing

New York, New York - October 24, 2019 - HC2 Holdings, Inc. (“HC2” or the “Company”) (NYSE: HCHC), a diversified holding company, announced today that its Broadcasting segment has completed the issuance of $78.7 million of new notes (the “Notes”) by HC2 Broadcasting Holdings Inc. and certain of its operating subsidiaries (together, “HC2 Broadcasting”).

Net proceeds from the financing will be used to retire HC2 Broadcasting’s existing notes due 2019, as well as fund pending acquisitions, working capital and general corporate purposes.

The privately placed notes are comprised of a $36.2 million Tranche A piece funded by an affiliate of MSD Partners, L.P., along with a $42.5 million Tranche B piece funded by an institutional lender. The Notes, which have a blended PIK coupon rate of 9.6%, mature in October 2020.

“We are pleased to have completed the financing at HC2 Broadcasting,” said Philip Falcone, Chairman, President and Chief Executive Officer of HC2. “With the completion of this financing package, we can focus our efforts on completing our technology and infrastructure upgrades, as well as the station buildout for our Broadcasting distribution platform. It’s very exciting to see everything coming together as planned. We now have 184 operating stations and host over 70 different networks, including our own Azteca America Network, on these stations. With our planned acquisitions and station builds adding to our already expansive geographic coverage, we expect that we will continue to attract and host quality networks that wish to capitalize on the increase in cord cutting in the Cable & Television marketplace.”

The Notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

About HC2

HC2 Holdings, Inc. is a publicly traded (NYSE:HCHC) diversified holding company, which seeks opportunities to acquire and grow businesses that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders. HC2 has a diverse array of operating subsidiaries across eight reportable segments, including Construction, Marine Services, Energy, Telecommunications, Life Sciences, Broadcasting, Insurance and Other. HC2’s largest operating subsidiaries include DBM Global Inc., a family of companies providing fully integrated structural and steel construction services, and Global Marine Systems Limited, a leading provider of

Exhibit 99.1

engineering and underwater services on submarine cables. Founded in 1994, HC2 is headquartered in New York, New York.

About HC2 Broadcasting

HC2 Broadcasting Holdings Inc. is the broadcasting subsidiary of HC2 Holdings, Inc.  HC2 Broadcasting and its subsidiaries currently operate 184 operational stations, including 9 full-power stations, 52 Class A stations and 123 LPTV stations.  In addition, HC2 Broadcasting and its subsidiaries have over 350 silent licenses and construction permits.  The total HC2 Broadcasting footprint, excluding construction permits, covers approximately 60 percent of the U.S. population, in over 130 U.S. markets, including 9 of the top 10 markets across the United States. [All data as of 10/23/19]

Cautionary Statement Regarding Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements. Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. The forward-looking statements in this press release include, without limitation, any statements regarding our expectations regarding building shareholder value and future cash flow and invested assets.  Such statements are based on the beliefs and assumptions of HC2's management and the management of HC2's subsidiaries and portfolio companies. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent statements and reports filed with the Securities and Exchange Commission (“SEC”), including in our reports on Forms 10-K, 10-Q, and 8-K.  Such important factors include, without limitation, issues related to the restatement of our financial statements; the fact that we have historically identified material weaknesses in our internal control over financial reporting, and any inability to remediate future material weaknesses; capital market conditions, including the ability of HC2 and HC2's subsidiaries to raise capital; the ability of HC2's subsidiaries and portfolio companies to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of HC2 common stock; the ability of HC2 and its subsidiaries and portfolio companies to identify any suitable future acquisition or disposition opportunities; our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; effects of litigation, indemnification claims, and other contingent liabilities; changes in regulations and tax laws; and risks that may affect the performance of the operating subsidiaries and portfolio companies of HC2.  Although HC2 believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved.  These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K

Exhibit 99.1

filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to HC2 or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and unless legally required, HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Investor Relations
Garrett Edson
ir@hc2.com
(212) 235-2691